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                                                                  Exhibit (p)(1)

                                CODE OF ETHICS

                              PACIFIC SELECT FUND

The following Code of Ethics ("Code") is adopted by Pacific Select Fund (the "Fund") pursuant to Rule 17j-1 of the Investment Company Act of 1940 (the "Act"). This Code is intended to ensure that all acts, practices and courses of business engaged in by Access Persons (as defined in the Code) of the Fund reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder. Each investment adviser or sub-adviser ("Portfolio Manager") of the Fund or any portfolio thereof (a "Portfolio") is subject to this Code, unless the Fund's Board of Trustees (the "Board") excuses such Portfolio Manager from compliance with the Fund's Code. The Board may excuse a Portfolio Manager from compliance if the Portfolio Manager represents to the Board that it has adopted a Code that complies with Rule 17j-1, as currently in effect, and that such Code contains procedures reasonably necessary to prevent Access Persons from violating the Code.

I.   DEFINITIONS

     (a) "Access Person" means any director, trustee, officer, general partner, or advisory person (as defined) of the Fund, or any investment adviser or Portfolio Manager thereof, as well as any "Portfolio Employee." However, the term "Access Person," contained herein, shall not include
          (i) any Independent Trustee of the Fund unless specifically noted or
          (ii) any officer of the Fund or a director, trustee, officer, partner or employee of any investment adviser or Portfolio Manager of the Fund who is subject to another code of ethics, provided that such code of ethics is approved by the Board of the Fund.

     (b) "Advisory Person" means (i) any employee of the Fund (or of any company in a control relationship to the Fund) or any of its Portfolio Managers or its adviser or administrator, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

     (c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.
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     (d)  A security is "being purchased or sold" by the Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

      (e) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires./1/

     (f) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (g) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include "Exempt Securities".

     (h) "Exempt Securities" include securities issued by the Government of the United States, and money market instruments/2/ as defined under Rule 17j-1 of the Act (as


_________________________

 /1/ You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities. You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. The following are examples of an indirect Pecuniary Interest in Securities:

     (a) Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.
     (b) Your interest as a general partner in Securities held by a general or limited partnership.
     (c) Your interest as a manager-member in the Securities held by a limited liability company.

     You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

     The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

     (a) Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.
     (b)  Your ownership of a vested beneficial interest in a trust.
     (c) Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

 /2/ Currently, the following are exempted: bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements and any instrument that has a maturity at issuance
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          amended from time to time), and share of registered open-end investment companies, or such other securities as may be excepted under under the provisions of Rule 17j-1.

     (i) "Portfolio Employee" is any person who is employed by a Portfolio Manager of a Portfolio and who is authorized to make investment decisions on behalf of a Portfolio, as well as investment personnel such as securities analysts and traders who advise or execute the decisions of Portfolio Managers of a Portfolio. Provided, however, that "Portfolio Employee" shall not include any person who is subject to another code of ethics, provided that such code of ethics is approved by the Board of the Fund. (Note: a Portfolio Employee is included within the definition of Access Person).

     (j) "Fund" means the Pacific Select Fund, an investment company registered under the Act, and each of its Series.

     (k) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act.

     (l) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     (m)  "Interested Person" shall have the meaning that is set forth in
          Section 2(a)(19) of the Act.

     (n) "Independent Trustee" shall mean any trustee of the Fund who is not an Interested Person.

     (o)  "Portfolio" shall mean a series of the Fund.

     (p) "Board of Trustees" shall mean the entire board of trustees of the Fund, including both Independent Trustees and Interested Trustees.

     (q) "Interested Trustees" shall mean a trustee of the Fund who is also an Interested Person.

________________________________________________________________________________

     of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Organization.
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II.  STATEMENT OF GENERAL PRINCIPLES

     The following are general principles governing personal securities transactions by Access Persons of the Fund, including Independent Trustees:

          (1) Access Persons have a duty to place the interests of the Fund's shareholders first;

          (2) Access Persons must comply with this Code of Ethics and avoid any actual or potential conflicts of interest in personal securities transactions; and

          (3) Access Persons cannot take inappropriate advantage of their positions, including in particular, front-running purchases or sales by the Fund.

III. GENERAL PROHIBITIONS

     A. No Access Person, including Independent Trustees, shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:

          (1)  employ and devise, scheme or artifice to defraud the Fund;

          (2) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund;

          (4)  engage in any manipulative practice with respect to the Fund.

     B. In this connection it shall be impermissible for any Access Person to purchase or sell, directly or indirectly, any security (or any option to purchase or sell such security) in which (s)he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which (s)he has actual knowledge at the time of such purchase or sale that such security:

          (1)  is being considered for purchase or sale by the Fund; or

          (2)  is being purchased or sold by the Fund.

          Apart from preclearance procedures required by Section VI, this does not impose any duty or requirement on Access Persons to inquire of Portfolio Employees if a
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          security is being considered or is being purchased or sold by the
          Fund, including any Portfolio managed by another Portfolio Manager.

     C. Any Access Person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Fund's Compliance Officer (or his/her designee), prior to proceeding with the transaction.

     D. An Access Person may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business or desires to do business with the Fund, including trading with any of the Portfolios of the Fund. It is not prohibited to (i) accept gifts from a single giver, so long as the annual aggregate value does not exceed $100; or (ii) attend business meals, sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable and the giver is present with the Access Person.

IV.  EXEMPT TRANSACTIONS FOR ACCESS PERSONS
     These transactions are exempt from quarterly reporting.

     The prohibitions of Section III of this Code shall not apply to the following transactions by an Access Person including Independent Trustees:

          (1) Purchases or sales over which the Access Person has no direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence;

          (2) Purchases or sales of securities which are not eligible for purchase or sale by the Fund;

          (3) Purchases or sales which are nonvolitional on the part of either the Access Person or the Fund;

          (4) Purchases which are part of an automatic dividend reinvestment plan;

          (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
                      --- ----
               the extent such rights were acquired with respect to securities of which you have beneficial ownership.

          (6) Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.
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          (7)  Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equity holder and do not have or share investment control over the Securities held by the entity.

          (8) Transactions which appear to the Compliance Officer of the Fund or his/her designee to present no reasonable likelihood of harm to the Fund and which have been authorized in advance by the Compliance Officer.

V. TRANSACTIONS WHICH DO NOT REQUIRE PRECLEARANCE (NOT APPLICABLE TO INDEPENDENT TRUSTEES)
     (These transactions are subject to reporting requirements).

     The following Transactions do not require preclearance:

          (1) Purchases or sales of securities which are not eligible for purchase or sale by the Portfolio managed by the Portfolio Manager which employs the Portfolio Employee.

          (2) Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

          (3) Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

          (4) Purchases or sale of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

               A qualified foreign government is a national government of a developed foreign country with outstanding fixed-income securities in excess of fifty billion dollars.

          (5) Purchases or sales of up to the greater of 1,000 shares per day or $150,000, but not more than the greater of 2,000 shares or $300,000 per calendar week, per issuer, of large-cap issuers.
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               A large-cap issuer is an issuer with a total market
               capitalization in excess of one billion dollars and an average daily trading volume during the preceding calendar month, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 50,000 shares.

          (6) Purchases or sales of up to the lesser of 500 shares or $50,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

          (7) Purchases or sales of up to $1,000,000 in total notional open interest per calendar month, per index, of exchange-traded options on broadly-based indices.

               A broadly-based index is an index with an average notional open interest during the preceding calendar quarter in excess of one billion dollars.

          (8) Any purchase or sale of shares of registered closed-end investment companies.

          Access Persons should keep the following in mind:

          (1) Paragraph V Transactions must be reported to the Fund's Compliance Officer on quarterly and annual reports (see below).

          (2) The securities of qualified foreign governments, large-cap issuers and broadly-based indices which qualify under Paragraph V may change from time to time. Accordingly, you may purchase Securities in a Paragraph V Transaction, only to find that you cannot sell them later without preclearance. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

          In addition, Portfolio Employees should keep the following in mind:

          (1) Paragraph V Transactions are subject to the prohibition against short-swing trading set forth in the Code.

VI.  PRECLEARANCE PROCEDURES (NOT APPLICABLE TO INDEPENDENT TRUSTEES)

     The purchase or sale of any Security by any Access Person which is not exempt per Section IV, or does not require preclearance in accordance with
     Section V, requires preclearance by the Compliance Officer of the Fund or the Compliance Officer of the Portfolio Manager
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     which employs such Access Person; provided, however, that the Independent
     Trustees of the Fund are not subject to preclearance procedures.

          (1) The Securities may not be purchased or sold on any day that any Access Person has knowledge that there is a pending buy or sell order in the same Security on behalf of the Fund until that order is executed or withdrawn. In addition, if there were purchases or sales of such security the day prior to the date on which the Access Person seeks to execute a trade that requires preclearance, the Compliance Officer must confirm with the appropriate Portfolio Manager that all activity in that security has been completed by the Portfolio Manager in order to give preclearance of any trades in that security.

          (2) The Securities may not be purchased or sold by a Portfolio Employee during the period which begins seven days before and ends seven days after the day on which a portfolio you manage trades in the same Security.

          (3) The Securities may be purchased or sold only if the Compliance Officer has given preclearance in writing, and the purchase or sale is executed by the deadline given by the Compliance Officer, generally the close of business on the day after preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached hereto as Appendix I.

          (4) Any transaction which violates these procedures must be unwound, or if that is not practical or not possible, profits received by the Access Person must be contributed to a charitable organization.

VII. PRIVATE PLACEMENTS

     If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in a private placement, unless you have received the prior written approval of your firm's compliance officer, who shall be designated as such to the Board of Trustees. Approval may not be given unless a determination is made that the investment opportunity should not be reserved for the Fund.

     If you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment to the Compliance Officer when you play a part in any consideration of an investment by the Fund in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.
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VIII.  INITIAL PUBLIC OFFERINGS ("IPOs")

       If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in an IPO unless you receive prior written approval from the Compliance Officer.

IX.    SHORT-TERM TRADING

       If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 30 calendar days of the same (or equivalent) Securities of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization. Nothing in this paragraph shall be deemed to permit avoidance of loss through short-term trading. The Compliance Officer may assess a fine for losses avoided as a result of short-term trading as defined herein.

       You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

X.     REPORTING

       A. Every Access Person (except as noted in C. below with respect to Independent Trustees) shall (i) file an initial holdings report within 10 days of becoming an Access Person and (ii) file a holdings report annually within 30 days of year-end. Holdings reports must be current as of a date no more than 30 days before the report is submitted. (Sample Report of Initial/Annual Securities Holdings is attached hereto as Appendix IV).

       B. Every Access Person (except as noted in C. below with respect to Independent Trustees) shall file with the Fund a quarterly report of any transaction in Securities with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided however, that such Access Person shall not be required to make a report with respect to exempt transactions as set forth in paragraph IV. (Sample Personal Transaction Reporting Form is attached hereto as Appendix II).

       C. An Independent Trustee of the Fund is only required to file a report on a transaction in a security if such Trustee either knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security is or was purchased or sold by the Fund or is or was being considered for purchase or sale.
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       D.   Every quarterly report shall be made no later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

            (1) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

            (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Paragraph IV which is relied upon;

            (3)  The price at which the transaction was effected;

            (4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

            (5)  For accounts opened during the quarter:
                 (a)  The opening date of the account;
                 (b)  Account title;
                 (c)  Account number; and
                 (d)  Name of Broker Dealer or Bank;

       E. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of this Code.

       F. The Fund, and each of its Portfolio Managers and principal must identify all Access Persons (including Independent Trustees) who are required to make these reports and must inform those Access Persons of their reporting obligation.

XI.    CERTIFICATE OF COMPLIANCE

       As an Access Person, you are required to certify annually that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that, to the best of your knowledge, you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year required to be reported under this Code. An officer or other authorized signatory of each Portfolio Manager shall obtain certificates of compliance from each Portfolio Employee (a copy of a form of which is attached hereto as Appendix III) and certify on behalf of each Portfolio of the Fund which it manages, that as a firm, it has complied with this Code.
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XII.   REVIEW AND ENFORCEMENT

       A.   Review

            (1) The Compliance Officer of the Fund (or his/her designees) shall from time to time review the reported personal securities transactions of Access Persons to determine whether any violation of this Code may have occurred, taking into account all the exemptions and exceptions provided under Sections IV &
                 V. The Compliance Officer or his/her designees shall review holdings reports at least annually and transaction reports at least quarterly. Before making any determination that a violation has been committed by an individual, the Compliance Officer of the Fund (or his/her designee) shall give such person an opportunity to supply additional information regarding the transaction in question.

            (2) The Compliance Officer shall be responsible to maintain a current list of all Fund Access Persons, updated at least quarterly.

            (3) The Compliance Officer of the Fund or his/her designees shall report at least annually to the Board regarding compliance with this Code, including violations if any and recommendations for change if necessary.

       B.   Enforcement

            (1) If the Compliance Officer of the Fund (or his/her designees) determines that a violation of this Code may have occurred, they shall promptly report the possible violation to the Trustees of the Fund. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

            (2) No person shall participate in a determination of whether he has committed a violation of this Code or in the imposition of any sanction against himself.

XIII.  RECORDS

       The Fund shall maintain records in the manner and to the extent set forth in the Act and shall make the same available for appropriate examination by representatives of the Securities and Exchange Commission:
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            (1)  A copy of this Code and any other code of ethics which is, or at any time within the past five years has been in effect, shall be preserved in an easily accessible place;

            (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

            (3) A copy of each report made pursuant to this Code by an Access Person shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

            (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

XIV.   CONFIDENTIALITY

       All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.